Exhibit 99.1

InspireMD Announces Clinical Presentations on CGuard and MGuard
Systems with MicroNetTM Technology at EuroPCR 2015 Conference

Clinical Presentations Highlight Carotid and Coronary Applications of InspireMD’s
Proprietary MicroNetTM Technology

BOSTON, MA – May 12, 2015 – InspireMD, Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in stent embolic protection systems (“EPS”), today announced that there will be multiple clinical presentations across a broad range of indications for MicroNetTM Technology at the upcoming EuroPCR conference from May 19-22, 2015 in Paris, France.

Each year, more than 120 companies from the cardiovascular industry, including device and equipment manufacturers, attend EuroPCR, the leading cardiovascular event in Europe. This event allows attendees to discover new products and R&D projects, as well as interact with practitioners and industry partners to drive continued development and innovation in the cardiovascular field.

Alan Milinazzo, CEO of InspireMD, commented, “EuroPCR is a major annual meeting for InspireMD and we have a very busy schedule of meetings with customers, distributors and potential future partners ahead. We look forward to productive sessions and making progress on our many initiatives.”

Milinazzo continued, “Feedback on our CGuard Embolic Prevention system has been positive, with solid physician interest and the device steadily gaining market traction. We look forward to the clinical presentations at EuroPCR 2015 from a range of physicians, including Dr. Piotr Musialek of Poland and Dr. Joachim Schofer of Germany.”

At EuroPCR 2015, there will be 7 clinical presentations featuring InspireMD’s MicroNetTM Technology, with applications in the carotid, coronary arteries, and saphenous vein grafts. The sessions include:

Wednesday, May 20th

09:20 – 10:20, Room 243

Carotid and Supra-Aortic Disease Management

Mesh-covered stent in routine endovascular management of thrombus containing/subtotal lesions: a new paradigm in carotid revascularization? Piotr Musialek, Poland

15:45 – 16:45, Room Ternes 2

Interactive Case Corner: Challenging Peripheral Vascular Interventions

Mesh-covered stent in endovascular management of highly calcific lesions: a new paradigm in carotid revascularization? Adam Mazurek, Poland

Thursday, May 21st

08:15 – 09:15, Room 241

Primary PCI: Technical and Strategic Challenges

In-hospital and long-term outcomes of mesh-covered MGuard stent implantation for treatment of STEMI with high thrombus burden despite manual aspiration. Enrico Cerrato, Italy

12:30 – 13:30, Room 343

Solutions to Treat Degenerative Saphenous Vein Grafts

When a mesh-covered stent saves the day. Alexander Goldberg, Israel

1

Friday, May 22nd

10:40 – 11:40, Room 353

Coronary Aneurysms after PCI

STEMI patient and stent fracture treated with covered stent. David Baghdasaryan, Armenia

11:45 – 11:52, Room 242A

Evolutions in Carotid Angioplasty

Prospective, multicentre study on the safety and efficacy of a novel mesh-covered carotid stent in patients with symptomatic and asymptomatic carotid artery stenosis: the CGuard CARotid Embolic protection using microNET trial (CARENET). Joachim Schofer, Germany

12:09 – 12:16, Room 242A

Evolutions in Carotid Angioplasty

Novel PARADIGM in carotid revascularization: prospective evaluation of all-comer percutaneous carotid revascularization in symptomatic and increased-risk asymptomatic carotid artery stenosis using CGuard mesh-covered embolic prevention stent system. Piotr Musialek, Poland

For more information about InspireMD and its offerings, visit www.inspiremd.com.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ with MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM), neurovascular, and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

2

Investor Contacts:
InspireMD, Inc.
Craig Shore
Chief Financial Officer
Phone: 1-888-776-6804 FREE
Email: craigs@inspiremd.com

PCG Advisory
Vivian Cervantes
Investor Relations
Phone: (212) 554-5482

3